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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported): February 20, 2002



                            KEY ENERGY SERVICES, INC.
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             (Exact name of registrant as specified in its charter)



       MARYLAND                       1-8038                     04-2648081
(State of Incorporation)       (Commission File Number)        (IRS Employer
                                                             Identification No.)


                                  6 DESTA DRIVE
                              MIDLAND, TEXAS 79705
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                    (Address of Principal Executive Offices)

                                  915/620-0300
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              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5. OTHER EVENTS

RECENT DEVELOPMENTS

    Most of our foreign revenues are derived from our operations in Argentina. For fiscal 2001, revenues from operations in Argentina were $48.5 million, which accounted for 5.5% of our total revenues for such period. For fiscal 2001, net income from operations in Argentina was $4.5 million. For the six months ended December 31, 2001, revenues from operations in Argentina were $21.3 million, which accounted for 4.6% our total revenue for such period. We incurred a net loss of $1.3 million from our operations in Argentina for the same six-month period. Recently, Argentina has been negatively affected by volatile economic and political conditions. In December 2001, the Argentine government announced that it would restrict bank account withdrawals and would not service its public sector debt. In addition, in January 2002, the Argentine government abandoned its decade-old fixed peso-dollar exchange rate and created a dual exchange rate system. As a result of this abandonment of the fixed peso-dollar exchange rate system, at December 31, 2001 we recorded a $1.8 million foreign currency transaction loss on our dollar-denominated accounts receivable and reduced our stockholders' equity by an additional $24.2 million due to foreign currency translation related to our net investment in our Argentine subsidiary. The Argentine government has also recently announced its intent to impose a 20% tax on oil exports effective March 1, 2002 or other taxes on production that would produce comparable tax revenues.

    We believe that all of these events will negatively affect oil production in Argentina, and accordingly will have a negative effect on demand for our services. The economic conditions in Argentina continue to be unstable and further devaluation of the Argentine peso may occur. We continue to evaluate the structure of our operations in Argentina, but we are currently unable to predict the effects that further instability in Argentina will have on our financial position.

                                  RISK FACTORS

    YOUR INVESTMENT IN THE NOTES WILL INVOLVE RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE DECIDING TO PURCHASE ANY NOTES.

RISKS RELATING TO OUR BUSINESS

OUR BUSINESS IS DEPENDENT ON CONDITIONS IN THE OIL AND NATURAL GAS INDUSTRY, ESPECIALLY THE CAPITAL EXPENDITURES OF OIL AND NATURAL GAS COMPANIES.

    The demand for our services is primarily influenced by current and anticipated oil and natural gas prices. Prices for oil and natural gas historically have been extremely volatile and have reacted to changes in the supply of and demand for oil and natural gas (including changes resulting from the ability of the Organization of Petroleum Exporting Countries to establish and maintain production quotas for oil prices), domestic and worldwide economic conditions and political instability in oil producing countries. Weakness in oil and natural gas prices may cause lower equipment rates and lower utilization of available well service equipment. In addition, when oil and natural gas prices are weak, fewer wells are drilled, resulting in less drilling and less maintenance work for us. Additional factors that affect demand for our services include:

    - the level of development, exploration and production activity of, and corresponding spending by, oil and natural gas companies;

    - oil and natural gas production costs;

    - government regulation; and

    - conditions in the worldwide oil and natural gas industry.

    In addition, we anticipate that prices for oil and natural gas will continue to be volatile and affect the demand for and pricing of our services. Reductions in oil and natural gas prices can result in a reduction in the trading prices and value of our securities, even if the reduction in oil and natural gas prices does not affect our business generally. However, a material decline in oil or natural gas prices or exploration activities over a sustained period of time could materially adversely affect the demand for our services and, therefore, our results of operations and financial condition.

    Periods of diminished or weakened demand for our services have occurred in the past. Since the end of the first quarter of fiscal 2002 and continuing through the third quarter, we have experienced a decrease in the demand for our services. We believe this trend is due to an overall weakening of demand for onshore well services, which is attributable to lower prices for oil and natural gas and general economic uncertainty. If these conditions continue, or worsen, they could have a material adverse effect on our financial condition and results of operations. In light of these and other factors relating to the oil and natural gas industry, our historical operating results may not be indicative of future performance.

AN ECONOMIC DOWNTURN MAY ADVERSELY AFFECT OUR BUSINESS.

    The United States economy is currently believed to be in a recession. An economic downturn may cause reduced demand for petroleum-based products and natural gas. In addition, many oil and natural gas production companies often reduce or delay expenditures to reduce costs, which in turn may cause a reduction in the demand for our services during these periods. According to industry data, in July 2001, there were approximately 1,293 active drilling rigs in North America. As of December 2001, the number of active drilling rigs had been reduced to 928. The number of active drilling rigs may be indicative of demands for services such as those we provide. If the economic environment worsens, our business may be further adversely impacted.


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WE HAVE PURSUED, AND WILL CONTINUE TO PURSUE, STRATEGIC ACQUISITIONS. OUR
BUSINESS MAY BE ADVERSELY AFFECTED IF WE CANNOT EFFECTIVELY INTEGRATE ACQUIRED OPERATIONS.

    A component of our strategy includes acquiring complementary businesses. Acquisitions, including recent acquisitions and any acquisitions we make in the future, involve a number of risks and challenges including:

    - our ability to integrate acquired operations;

    - the potential loss of key employees and customers of the acquired companies; and

    - an increase in our expenses and working capital requirements.

    Any of these factors could adversely affect our ability to achieve anticipated levels of earnings and cash flows from our recent or future acquisitions or realize other anticipated benefits. Furthermore, competition from other potential buyers could reduce our acquisition opportunities or cause us to pay a higher price than we otherwise might pay.

OUR BUSINESS INVOLVES CERTAIN OPERATING RISKS, WE ARE PARTIALLY SELF-INSURED AND THE INSURANCE WE DO HAVE MAY NOT BE ADEQUATE TO COVER ALL LOSSES OR LIABILITIES WE MIGHT INCUR IN OUR OPERATIONS.

    Our operations are subject to many hazards and risks, including the following:

    - blow-outs;

    - reservoir damage;

    - loss of well control;

    - cratering;

    - fires;

    - damage to the environment; and

    - liabilities from accident or damage by our fleet of trucks.

    If these hazards occur they could result in suspensions of operations, damage to or destruction of our equipment and the property of others and injury or death to personnel.

    We self-insure to cover a portion of these liabilities. For losses in excess of our self-insurance limits, we maintain insurance from unrelated commercial carriers. However, our insurance may not be adequate to cover all losses or liabilities that we might incur in our operations. There can be no assurance that our insurance will adequately protect us against liability from all of the hazards of our business. Moreover, we also are subject to the risk that we may not be able to maintain or obtain insurance of the type and amount we desire at a reasonable cost. If we were to incur a significant liability for which we were not fully insured it could have a material adverse effect on our financial position and results of operations.

RISKS RELATING TO THE NOTES

WE MAY NOT BE ABLE TO GENERATE ENOUGH CASH FLOW TO MEET OUR DEBT SERVICE OBLIGATIONS.

    Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

    We cannot assure you that we will generate sufficient cash flow from operations, that currently anticipated operating improvements will be realized or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility and the notes, on commercially reasonable terms or at all.

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WE ARE A HOLDING COMPANY AND CONDUCT A SUBSTANTIAL PORTION OF OUR OPERATIONS
THROUGH OUR SUBSIDIARIES, WHICH MAY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE NOTES.

    We conduct a substantial portion of our operations through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, is dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments from our subsidiaries to us. Any payment of dividends, distributions, loans or other payments from our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries also will be contingent upon the profitability of our subsidiaries. If we are unable to obtain funds from our subsidiaries we may not be able to pay interest or principal on the notes when due, or to redeem the notes upon a change of control, and we cannot assure you that we will be able to obtain the necessary funds from other sources.

FOLLOWING THIS OFFERING, WE COULD INCUR A SUBSTANTIAL AMOUNT OF DEBT, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS PROSPECTS AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

    On an as adjusted basis giving effect to this offering and the application of the proceeds as anticipated, we would have had $446.9 million of indebtedness outstanding at December 31, 2001. However, we will be permitted under our senior credit facility and the indenture governing the notes to incur additional debt, subject to certain limitations. If we incur additional debt following this offering, our increased leverage could, for example:

    - make it more difficult for us to satisfy our obligations under the notes or other indebtedness and, if we fail to comply with the requirements of the other indebtedness, could result in an event of default on the notes or such other indebtedness;

    - require us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures and other general business activities;

    - limit our ability to obtain additional financing in the future for working capital, capital expenditures and other general corporate activities;

    - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

    - detract from our ability to successfully withstand a downturn in our business or the economy generally; and

    - place us at a competitive disadvantage against less leveraged competitors.

OUR DEBT INSTRUMENTS IMPOSE RESTRICTIONS ON US THAT MAY AFFECT OUR ABILITY TO SUCCESSFULLY OPERATE OUR BUSINESS.

    Our senior credit facility restricts us, and the terms of the indenture will restrict us, from taking various actions, such as:

    - incurring additional indebtedness;

    - paying dividends;

    - repurchasing junior indebtedness;

    - making investments;

    - entering into transactions with affiliates;

    - merging or consolidating with other entities; and

    - selling all or substantially all of our assets.

    In addition, our senior credit facility requires us to maintain certain financial ratios and satisfy certain financial condition tests, several of which become more restrictive over time and may require us

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to take action to reduce our debt or take some other action in order to comply with them. These restrictions also could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. We also may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants under our senior credit facility and the indenture. A breach of any of these provisions will likely result in a default under the indenture governing the notes and under our senior credit facility that would allow those lenders to declare that indebtedness immediately due and payable. If we were unable to pay those amounts because we do not have sufficient cash on hand or are unable to obtain alternative financing on acceptable terms, the lenders could initiate a bankruptcy or liquidation proceeding or proceed against any assets that serve as collateral to secure that indebtedness. Our assets may not be sufficient to repay that amount and the amounts due under the notes in full.

THE HOLDERS OF OUR SERIES B NOTES MAY OR MAY NOT ELECT TO EXCHANGE THEIR SERIES B NOTES FOR SERIES C NOTES.

    Although we are obligated to make an offer to exchange all of our outstanding Series B Notes for additional Series C Notes, we will not provide any incentive to the holders of our Series B Notes to exchange their notes for new Series C Notes. Accordingly, we cannot assure you that any of the holders of our Series B Notes will exchange their Series B Notes for Series C Notes. If the holders of the Series B Notes do not exchange their Series B Notes for Series C Notes, you may not experience the increased liquidity that could be associated with owning notes of a larger series. On the other hand, if all or substantially all of the holders of our Series B Notes do elect to exchange their Series B Notes for our Series C Notes, the former holders of Series B Notes will hold a majority of the outstanding principal amount of the Series C Notes. Therefore, these former holders of the Series B Notes will have the controlling vote with regard to all matters requiring the consent of holders owning a majority in aggregate principal amount of the Series C Notes. In addition, if we issue any other Series C Notes, the voting power of the Series B Note holders will be further diluted by such issuance.

IN THE EVENT OF OUR BANKRUPTCY OR LIQUIDATION, HOLDERS OF THE NOTES WILL BE PAID FROM ANY ASSETS REMAINING AFTER PAYMENTS TO ANY HOLDERS OF SECURED DEBT AND DEBT OF OUR NON-GUARANTOR SUBSIDIARIES.

    The notes will be general unsecured senior obligations of us and our subsidiary guarantors, and effectively subordinated to any secured debt that we may have in the future to the extent of the value of the assets securing that debt. As of December 31, 2001, as adjusted for the offering of the notes, our total secured indebtedness was approximately $24.3 million. The indenture permits us to incur additional secured indebtedness provided certain conditions are met. In addition, not all of our subsidiaries will guarantee the notes, which will be effectively subordinated to the liabilities of any of these non-guarantor subsidiaries. Specifically, none of our foreign subsidiaries will guarantee the notes.

    If we are declared bankrupt or insolvent, or are liquidated, the holders of our secured debt and any debt of our non-guarantor subsidiaries will be entitled to be paid from our assets before any payment may be made with respect to the notes. If any of the foregoing events occur, we cannot assure you that we will have sufficient assets to pay amounts due on our secured debt, the debt of our non-guarantor subsidiaries and the notes. As a result, holders of the notes may receive less, ratably, than the holders of secured debt or the debt of our non-guarantor subsidiaries in the event of our bankruptcy or liquidation.

WE MAY NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

    If a change of control, as defined in the indenture, occurs we will be required to make an offer to purchase all the outstanding notes at a premium, plus any accrued interest to the date of purchase. In such a situation, we cannot assure you that we will have enough funds to pay for all of the notes that are tendered under the offer to purchase. If a significant amount of notes are tendered, we will almost certainly have to obtain financing to pay for the tendered notes; however, we cannot be sure we will be able to obtain such financing on acceptable terms, if at all. A change of control also may result in an event of default under our senior credit facility and agreements governing our future indebtedness and


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may result in the acceleration of that indebtedness, in which case we will be required to repay that indebtedness at the time of acceleration rather than at scheduled maturity. If that indebtedness is secured debt, we will be required to repay that debt to the extent of the value of the assets securing the debt before repurchasing the notes.

THE SUBSIDIARY GUARANTEES COULD BE DEEMED FRAUDULENT CONVEYANCES UNDER CERTAIN CIRCUMSTANCES, AND A COURT MAY TRY TO SUBORDINATE OR VOID THE SUBSIDIARY GUARANTEES.

    Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

    - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

       - was insolvent or rendered insolvent by reason of such incurrence; or

       - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

       - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

    In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

    - the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts, as they become absolute and mature; or

    - it could not pay its debts as they become due.

YOUR ABILITY TO TRANSFER THE NOTES MAY BE LIMITED BY THE ABSENCE OF AN ACTIVE TRADING MARKET AND THERE IS NO ASSURANCE THAT ANY ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

    The notes are a new issue of securities for which there is no established public market. Lehman Brothers has informed us that they intend to make a market in the notes, as permitted by applicable laws and regulations; however, Lehman Brothers is not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions. Any disruptions in the market may adversely affect the prices at which you may sell your notes. In addition, after their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.




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                                    SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: February 19, 2002               KEY ENERGY SERVICES, INC.



                                      By: /s/ Francis D. John
                                         -------------------------------------
                                            Francis D. John
                                            PRESIDENT AND CHIEF EXECUTIVE
                                            OFFICER





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